EXHIBIT 99.1

Ashford Hospitality Prime
Third Quarter 2016 Conference Call
November 3, 2016, 10:00 am CT
Chairperson: Monty Bennett

Participant 1:
Hey guys, thanks for taking my question. First of all, congratulations on having a pretty solid quarter with RevPAR up so much - over 4%, and congratulations on finding a new CEO. I think the market’s probably happy to see that you guys moved forward with that and were able to find somebody external as well. Couple questions I had. First of all, with regards to operating fundamentals, it looks like RevPAR was up 4.3%. It looks like - and Jeremy correct me if I’m wrong - somewhere around 2.5% excluding Philadelphia, which obviously had the nice tail winds from the Democratic National Convention. As we think about things going forward, is that - and I know I’m not looking for guidance here, but you know, that 2.5% I’m assuming had some benefits from the calendar shifts in the quarter, so maybe, you know, trend lines will be a little softer than in 4Q. Is that a fair assumption.

Monty Bennett:
Its - this is Monty - you know, it’s just, you know, hard to make too many assumptions on those items because, you know, every week we sit down and we look at the group and transient business on the books. You know, you can kind of move up or down. So, I think it’s hard to - just to extrapolate that easily on those numbers, Ryan. And thanks for the comments about the new CEO. We had some absolutely outstanding candidates to choose from, and in the end, it was a very difficult decision because our candidates we had were absolutely fantastic. But, we hope we made the right choice - certainly seem to have. My interactions with Rich have been fantastic. I’m very impressed with him and so far looks like the market has responded favorably, so all good on that front.

Participant 1:
Great. As we move forward to some of the other strategic initiatives that you guys had outlined, you addressed some of the asset sales, which I understand. About share buybacks - I think your initial review was to repurchase $50 million in stock. Has that been exhausted, or is that not in play right now.

Monty Bennett:
We’ve used most of that authority, and not - it’s not been completely exhausted. And so, we’re just - it’s not off the table at all. But we’re just trying to hang tight to see what’s best going forward. What’s happened here is a couple of factors that has made the whole process a little challenging and that our stock price has moved around a bit more than our competitors, because of the Weisman offer and some of these other factors. At the same time, we’ve had a strong movement in the private market value of hotels, which we look at a lot in deciding to buy back or not. And, those values have come down pretty substantially over the past six months and maybe even four or five months before. So, the authority is still there, we’re just being cautious at this point and time.

Participant 1:
Okay, that’s helpful. And then as we think about, kind of, the Weisman offer and their, I guess, unwillingness to sign your Non-Disclosure, you know, it’s been a few months since the parties that did sign the Non-Disclosure Agreement actually signed - at least last time we heard from you guys. Any updates, you know, is anybody anywhere near the headline number that Weisman offered that you had publicly stated was attractive, or, you know, is this a dynamic where we don’t, we’re not really looking at any of those materializing in anything substantial?

Monty Bennett:
Well, it’s hard to say what other parties will do in the future. We, you know, were very attracted to that number that was put out there. And, we - the Board at the time- thought it would be a good number. I say at the time, I don’t know that that’s changed. We just haven’t spoken about it recently. You know, as far as these other parties, they were not at that number. And so, they’re still out there, but just not competitive to that or to values that we think are full value for our shareholders. So, we’re for sale. We’re always for sale - would love to sell at a price that works for everyone, but at this point, that hasn’t materialized. But, maybe it will very soon.

Participant 1:
Great. No, that’s really good color. Last quick one from me is - you mentioned a couple of times you feel like private market values have come down, stock price has gone up. Do you feel the stock price is now at a level where you might be able to find creative acquisition opportunities given the lower values of assets that could warrant raising capital to deploy that accretively - number one. Number two - you’ve also highlighted that, you know, liquidity, is a challenge for Ashford Prime and it’s one of the things that you’ve always thought - that you think is a big factor limiting the valuation, you know, that could - not only grow the company and be accretive, but also address that liquidity. How are you guys thinking about that given the environment where you’ve got a lot of investors that are in the stock for a sale of the company, not necessarily a capital raise and growth of the company right now?

Monty Bennett:
Well, it’s - I think you laid out all the factors that make everything a challenge, Ryan, because there’s investors that are in the stock for one reason and investors that are in the stock for different reasons. And so, that’s why we continue to remain open to either a sale or growing the platform. And, from our standpoint, we’ll do either. In fact, even with asking Richard to come on, we put some provisions in there where if the sale occurs here in the short term, then he can do well for himself and continue his career. So, as far as the exact metrics that you mentioned, the numbers have gotten better as far as underwriting a potential deal because of that discount drop in private market values. As far as specifics or more details on those numbers, it’s just too difficult for me to go into right now.

Participant 1:
Okay, that’s helpful. And then just one last thing from me because it might be helpful for the listeners to understand. So you hired a new CEO. That CEO is employed by Ashford, Inc. similar to what we see for other external managers, but is - does the CEO get reviewed by the Ashford Prime Board? How independent is the CEO from Ashford, Inc., I guess, in terms of working for shareholders here.

Monty Bennett:
Richard is a - will be when he starts with us - a officer of Ashford Prime and he’s the CEO of Ashford Prime. And he has a fiduciary responsibility to the Ashford Prime board. I think that makes things pretty clear.

Participant 1:	Thanks Monty. I appreciate all the follow-up.
Monty Bennett:	Thank you Ryan.
Participant 2:
Good morning guys. Ryan asked about 20 questions, so he hit upon several of mine, But Monty, you made a response to one of his questions about a potential sale of the company, and you said maybe soon. Did the other parties that signed NDAs, and you said that their price isn’t where it needs to be? Do you get the sense or are they moving as they do due diligence closer to a price where you need them to be?

Monty Bennett:
Good question Bryan, but I think it’s just hard for me to go into too much detail on all that, because, I think that’s - too much can be taken from slight hints that someone might perceive from my comments, or not. I think it’s just better for us to stick with what I mentioned earlier, which is - look, we’ve been very clear about the fact that we are for sale. We’re always for sale. We’ve even given indication as far as what price we’d be very interested in selling at. So, other than that to get into all the detail, I think it might not serve the public and our shareholders very well, because it’d just be - all be speculative at this point.

Participant 2:
Okay. And then back to Weisman, you say that they have not signed an NDA, and I think a lot of us saw, kind of, the back and forth a few months ago with them filing, you know, their comments. But can you answer - is there a dialogue between you guys and Weisman? I mean, are you actually having conversations other than them having not signed the NDA?

Monty Bennett:	They’re one of our largest shareholders, so as you would expect, there is dialogue with them.

Participant 2:	Okay. And then, on the termination fees discussion, is there any type of timing thought about on that. Should we expect something in a quarter or two?
Monty Bennett:
It’s hard to say. From a management standpoint and from the Ashford Prime’s Board standpoint, the independent directors, they’d like to conclude something just as soon as possible. So, there is a sense of urgency. And, frankly, from Ashford, Inc. and independents as well, because this is a platform that they advise and they want it to do well and be successful. That being said, because its two independent committees and they have their own counsel and some of the committee members are out of town, it’s just a whole process that is somewhat cumbersome and time consuming. And so it just takes time to do. In fact, I think it was only just a month ago or so or two months ago before negotiation started in earnest, because everybody had to get counsel spun up, and the like. So, the negotiations are ongoing, they’re very active, and they - both sides and management want them to be concluded soon - the sooner the better. It’s just tough to jump out there and to say when it might be done. If it were up to me it’d be done yesterday. But, it just takes time. So I don’t want to mislead you or the public about exactly when it will be done, but it is probably the highest priority in front of the Board right now.

Participant 2:
And then just lastly, with your comment that either sell or grow, and with private pricing coming down, are you seeing a noticeable uptick in the potential acquisitions you guys are looking at in the past few months?

Monty Bennett:
As you probably know, the volume of sales has come down in the marketplace substantially - private market sales - maybe 50%, 60% - that typically occurs when what buyers are willing to pay for assets drops, but sellers aren’t willing to drop their expectations. And, so the market, kind of, freezes for a little bit. It’s not frozen. There’s transactions. But they’re a lot lower. So, what’s happening is those sellers and potential sellers are deciding - do they still want to move forward with the transaction at prices that are less than what they originally hoped for. And some sellers decide yes, and some sellers decide no. To answer your questions, does that makes the economics easier for us - of, course it does. It’s lower price and it makes things better for us. You know, what that means to what we will do and when, it’s just too hard to say - depends upon the specific opportunities that are out there in the marketplace.

Participant 2:	All right. Thanks Monty.
Monty Bennett:	Thank you.

END

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